AUDIOVOX CORPORATION

                         Offer To Purchase For Cash
                  Any Or All Of Its Outstanding Warrants,
                    Each Exercisable At $7 1/8 Per Share
                          of Class A Common Stock
                                     At
                             $1.30 Per Warrant

                       NOTICE OF GUARANTEED DELIVERY
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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON FRIDAY, SEPTEMBER 4, 1998 UNLESS THE OFFER IS EXTENDED.
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     As set forth in Section 5 of the Offer to  Purchase,  dated August 10,
1998 (the "Offer to Purchase"), this form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) of Audiovox Corporation, a Delaware corporation (the "Company"), if (a) certificates for the warrants (the "Warrants") of the Company are not immediately available, (b) the warrantholders cannot deliver their Warrants, Letter of Transmittal and other required documents to Continental Stock Transfer & Trust Company, who will act as depositary and escrow agent for the Offer (the "Depositary"), on or prior to 12:00 midnight, New York City time, on the Expiration Date (as defined in Section 4 of the Offer to Purchase) or
(c) the procedures for delivery of Warrants by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary prior to 12:00 midnight, New York City time, on the Expiration Date.

     The Eligible Institution (as defined in Section 5 of the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                      The Depositary for the Offer is:

                 CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                    BY MAIL, HAND OR
BY FACSIMILE TRANSMISSION:         OVERNIGHT DELIVERY:        FOR INFORMATION:
      (212) 509-5150           Continental Stock Transfer     (212) 509-4000
Attn: Reorganization Department      & Trust Company
                                 2 Broadway, 19th Floor
                                New York, New York 10004

       Delivery of this instrument to an address, or transmission of instructions via facsimile number, other than as set forth above will not constitute valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature must appear in the applicable space provided in the signature box in the Letter of Transmittal.


Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Warrants specified below pursuant to the Guaranteed Delivery procedure set forth in Section 5 of the Offer to Purchase.

              (PLEASE TYPE OR PRINT ALL INFORMATION BELOW)

Number of Warrants Tendered:
                            -------------------------------------------

Warrant Certificate No(s)  (if available):
                                          -----------------------------

Total Number of Warrants
Represented by Certificate(s):
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Signature(s):
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Name(s) of Record Holder(s):
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Address(es):
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Area Code and Telephone No(s):
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Name of Tendering Institution:
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Account Number:
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                                 GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees (a) that the above named person(s) has a "net long position" in the Warrants tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Warrants complies with Rule 14e-4 and (c) that delivery to the Company of certificates representing the Warrants tendered hereby, or, in the case of book-entry delivery of Warrants, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof properly completed and duly executed), or, in the case of book-entry delivery of Warrants, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, will be received by the Depositary no later than, in the case of Warrants, three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
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Address:
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                                                         Zip Code

Area Code and
Telephone Number:
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                            AUTHORIZED SIGNATURE

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                                   TITLE

Name:
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                            PLEASE TYPE OR PRINT

Dated:
      ---------------------------------------------------------, 1998


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NOTE: DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM.  CERTIFICATES MUST BE
      SENT WITH THE LETTER OF TRANSMITTAL.